Oppenheimer Rochester Virginia Municipal Fund

NSAR Exhibit – Item 77Q

Post-Effective Amendment No. 8 (7-25-12) to the Registration Statement of Oppenheimer Rochester Virginia Municipal Fund (the “Registrant”), Accession Number 0000728889-12-001156, which includes Amendment No. 1 to the Declaration of Trust, is hereby incorporated by reference in response to Item 77Q of the Registrant’s Form N-SAR.